                                                                   EXHIBIT 23.2


                        CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of General Surgical Innovations, Inc. on Form S-8 of our reports dated July 29, 1998, on our audits of the financial statements and financial statement schedule of General Surgical Innovations, Inc. as of June 30, 1998 and 1997, and for each of the three years in the period ended June 30, 1998, which report is included in the Annual Report on Form 10-K for the year ended June 30, 1998.

                                           PricewaterhouseCoopers LLP


San Jose, California
January 28, 1999